UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
FOSSIL GROUP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 20, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Fossil Group, Inc. (the “Company”), dated April 9, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 20, 2020. This supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about May 5, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2020

To the Stockholders of Fossil Group, Inc.:

Due to the public health impact of the coronavirus pandemic and to support the health and well-being of the Company’s stockholders, employees and their families, NOTICE IS HEREBY GIVEN that the Company will hold its Annual Meeting of Stockholders (the “Annual Meeting”) in a virtual meeting only format via webcast. As a result, stockholders will not be able to attend the Annual Meeting in person. As previously announced, the Annual Meeting will be held on Wednesday, May 20, 2020 at 9:00 a.m. CST.

As described in the Company’s proxy materials previously distributed for the Annual Meeting, stockholders at the close of business on March 25, 2020, the record date, or hold a legal proxy for the meeting provided by the stockholder’s bank, broker, or nominee, are entitled to participate in the Annual Meeting. The proxy card and voting instruction form included with the previously distributed proxy materials will not be updated to reflect the change in location of the meeting, but they may continue to be used to vote on the proposals to be presented at the virtual Annual Meeting.

Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.

To attend the Annual Meeting virtually via the Internet, you must register on or before 11:59 p.m. EDT on May 17, 2020 by visiting www.viewproxy.com/Fossil/2020, clicking “Virtual Meeting Registration” and following these registration instructions:

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If you hold your shares in your name and have received a proxy card or notice of internet availability, please click "Registration for Registered Holders" and enter your name, phone number and email address.

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If you hold your shares through a bank or broker, please click "Registration for Beneficial Holders", enter your name, phone number and email address, and click submit. Then please upload or email a copy of your legal proxy or proof of ownership that you have obtained from your bank or broker to virtualmeeting@viewproxy.com.

Upon completing your registration, you will receive an email once your submission has been confirmed along with the meeting password. You will need this password in order to attend the virtual Annual Meeting. In the confirmation email, beneficial holders will also receive their assigned control number if they have chosen the option to vote. Registered holders already have their control number on their notice of internet availability or proxy card. Participants are encouraged to visit the website in advance to test their systems for compatibility. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please email virtualmeeting@viewproxy.com or call 866-612-8937.

Sincerely,
Randy S. Hyne
Vice President, General Counsel and Corporate Secretary

May 5, 2020

Copies of the proxy statement and Annual Report are available on our website at www.fossilgroup.com under the Investors section. Additionally, you may access our proxy materials at www,viewproxy.com/fossil/2020.